SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the Registrant                     [X]

         Filed by a Party other than the Registrant    [ ]


         Check the appropriate box:

    [ ]      Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [ ]      Definitive Proxy Statement

    [X]      Definitive Additional Materials

    [X]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Standish, Ayer & Wood Investment Trust
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

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    [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
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             computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the
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             was determined):

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    (4)      Proposed maximum aggregate value of transaction:


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    [ ]      Check box if any part of the fee is offset  as  provided  by
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February 16, 1996


Dear :


We at Standish, Ayer & Wood are continually striving to provide superior investment management in our mutual funds at a reasonable cost. We have found that by building the assets of our funds we are able to reduce expenses of the funds on a per share basis and allow our portfolio management teams to focus more easily on seeking superior performance.

Over the years Standish has been approached by investors who are interested in using our mutual funds for purposes which require a different structure for the fund. Several of our clients have expressed strong interest in offering one of our funds as an option for their 401(k) plan, but these arrangements typically require an administrative fee to pay for recordkeeping costs. Other institutions have wanted to offer our funds offshore.

We believe that the addition of new investors through different distribution channels could prove beneficial to existing shareholders by further reducing the fixed fund expenses relative to assets. After considerable research, we have found in the master feeder structure a distribution arrangement that we believe is both flexible for many different types of markets and beneficial with respect to costs for current shareholders. The particular version of this structure that we have selected is called the "Hub & Spoke(R)"1 investment fund structure.

As illustrated at right, the Hub and Spoke structure allows for otherwise separately managed pools of assets with substantially identical objectives and restrictions to be managed in a central "HubSM" portfolio with "SpokeSM" funds representing different distribution options. These spoke or "feeder" funds could include no-load SEC registered institutional mutual funds--such as your existing Standish fund, mutual funds with special distribution and administration fees such as those geared toward use in 401(k) programs, and offshore funds. The Hub portfolio will be operated in such a manner as to avoid U.S. taxation of offshore Spoke funds.

[Graphic material omitted. The graph visually demonstrates a sphere (captioned "Hub Standish Portfolio") located in the center of three additional spheres (captioned "Spoke Standish Fund," "Spoke Standish 401(k) Fund" and "Spoke Standish Offshore Fund") which are attached to the center sphere.]

Each Spoke fund holds an interest in the Hub portfolio representing its pro rata share of the portfolio assets and bears its pro rata share of Hub portfolio expenses. All additional fees are charged at the Spoke fund level and are incurred solely by the relevant Spoke fund. Due to an undertaking by Standish to cap your existing fund's expense ratio (as described in the proxy materials), shareholders of the Standish fund will experience no increase in expense ratio as a result of the proposed conversion. To the extent that the expense ratio is reduced by the added assets we anticipate, all shareholders will benefit.

The management of Standish, Ayer & Wood and the Board of Trustees of the Standish, Ayer & Wood Investment Trust recommend that shareholders approve proposals set forth in the enclosed proxy material, which would permit your Standish fund to become a Spoke fund in a Hub & Spoke structure.

--------
 1 "Hub and Spoke(R)" is a registered service mark; "HubSM" and "SpokeSM" is a service mark of Signature Financial Group, Inc. Standish, Ayer & Wood and Standish International Management Co., L.P. are licensees of Signature Financial Group, Inc.





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Proposal 1 would allow the assets of the  current  fund to be  transferred  into
"the Portfolio" or Hub portfolio which would be managed exactly as the fund has been managed. The change in "investment policy" referenced in the Proposal is that rather than the fund investing directly in a diversified portfolio of securities, the fund will be invested in only one vehicle--"the Portfolio," which in turn will hold a diversified portfolio of securities.

Proposal 2 would allow the Trust to act as an interest holder in the Hub portfolio on behalf of the fund in electing Trustees of the Hub portfolio, ratifying the selection of the accountant of the Hub portfolio, and approving the retention of Standish, Ayer & Wood as investment adviser to the Hub portfolio.

We urge you to read carefully the more detailed explanation of these proposals in the enclosed proxy statement.

We enclose a Q&A which may cover some of your questions. We would also be happy to talk with you about this: please call your investment manager at Standish or James Hollis, Executive Vice President of the Standish, Ayer & Wood Investment Trust, at (617) 457-5029 or Lavinia Chase, Director of Client Service for the Standish Mutual Funds, at (617) 457-7343.

Standish believes that this Hub & Spoke structure will allow us to continue to manage your assets with the greatest attention to portfolio management while offering distribution options desirable to a broader group of investors. With conversion we fully expect to provide each shareholder with the same high quality investment management and client service to which they are accustomed but also hope to provide this over time at a lower effective cost.

Sincerely,

/s/ Richard S. Wood
President, Standish, Ayer & Wood Investment Trust




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Q&A ON THE HUB AND SPOKE STRUCTURE


WILL THE INVESTMENT PHILOSOPHY OR STRATEGIES OF THE FUND CHANGE AS A RESULT OF THIS NEW STRUCTURE?
The new structure changes only the legal device through which the fund invests; it does not change the underlying investment objectives, policies or philosophy of the fund.

DOES THIS REPRESENT A CHANGE IN FOCUS ON THE PART OF STANDISH, AYER & WOOD? Standish remains focused on managing assets for institutions and high net worth individuals. The new Hub and Spoke structure allows Standish to manage what we hope will be a growing pool of assets without changing our marketing or client service effort materially.

WILL THE NEW STRUCTURE MEAN THAT THE MANAGEMENT FEE RATE OR TOTAL EXPENSE RATIO OF THE FUND WILL RISE?
Standish has agreed for an indefinite time to cap your fund's expense ratio at the level which exists at the time of the conversion so that shareholders will experience no increase in expense ratio due to the conversion to, or the operation of, the new structure. Over time, we expect that new types of investors will bring greater economies of scale and that the expense ratio will fall.

HOW WILL THE FUND AND ITS SHAREHOLDERS BE TAXED AS THE FUND MOVES INTO THE HUB AND SPOKE STRUCTURE?
Neither the fund nor its shareholders will realize any gain or loss for federal or state tax purposes as a result of the fund assets being transferred into the Hub portfolio.

WHO IS SIGNATURE FINANCIAL?
Signature is a Boston based firm which developed the particular master feeder process which they have service marked as "Hub and Spoke(R) " structure. Signature's clients include J.P. Morgan, Citicorp and Chase Manhattan Bank.

WILL THERE BE A CHANGE IN THE FUND'S  CUSTODIAN BANK?
We are pleased to continue to use Investors Bank & Trust Company as our fund custodian, fund accounting services agent and transfer agent. IBT is also the primary third party administrator of Hub and Spoke funds.

HOW ARE THE CURRENT SHAREHOLDERS EXPECTED TO BENEFIT FROM THIS NEW STRUCTURE?
As a Spoke fund, the fund will become part of another pooled vehicle which we expect will attract other investors and assets. If this occurs, it will allow the fund to invest in a larger, more diversified portfolio than is currently the case. Certain of the fixed costs of the fund are expected, therefore, to be spread over a larger amount of assets, making the expense ratio diminish.

WHO CAN I TALK WITH ABOUT THIS?
James Hollis, Executive Vice President of the Standish, Ayer & Wood Investment Trust, or Lavinia Chase, Director of Client Service for the Standish Mutual Funds, will be happy to talk with you. Call 1-800-221-4795.